Exhibit 99.1

FIRST FINANCIAL BANKSHARES, INC. ANNOUNCES SUCCESSION PLANNING FOR CFO

ABILENE, Texas, October 23, 2019 / PRNewswire / — First Financial Bankshares, Inc. (NASDAQ: FFIN) has announced that it has begun a national search for a successor to J. Bruce Hildebrand, CPA, as Executive Vice President and Chief Financial Officer. The announcement was made by F. Scott Dueser, Chairman, President and CEO of First Financial Bankshares, Inc.

Mr. Hildebrand has advised the Board well in advance of his intention to retire to enable an orderly and effective leadership transition. Mr. Hildebrand will continue to serve as Executive Vice President and Chief Financial Officer until a successor is named and the successful transition of responsibilities has been achieved. Mr. Hildebrand has expressed his desire to formally retire in August 2020.

Mr. Dueser said, “I have had the pleasure of working side by side with Bruce for the past 17 years. He is one of the most professional, dedicated, knowledgeable CFOs that I know, and he has certainly helped shape this Company to be one of the top financial institutions in the country. I look forward to working with him for another year and at the same time finding the right person to fill his position. Bruce’s assistance to me, the management team and the Board has been instrumental in our growth during his tenure. He has helped to establish a culture of service and performance, which has served our customers and shareholders well, and will serve as a sound foundation for his successor.”

The Board expects to identify and hire a successor by early 2020. Mr. Hildebrand has agreed to remain with First Financial and work with his successor for a timeframe and in a capacity to be determined by the Board to ensure a smooth transition.

Mr. Hildebrand said, “The decision to come to First Financial Bankshares 17 years ago has been a huge blessing to my professional and personal life. The team at First Financial that I have had the privilege to work with is second to none. Nancy and I are looking forward to retirement so that we can spend more time with our growing family and doing mission work that we have grown to love. I look forward to helping the Company find the right person for my position and will be here for a smooth transition or in a consulting role as needed.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 73 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Spring, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with eight locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, without limitation, statements relating to Mr. Hildebrand’s plans to retire and to continue to serve until his successor is named and the timing of implementation of the succession plan.

Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.